UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On August 29, 2012, ViroPharma Incorporated (the “Company”) entered into an amended and restated lease with each of 730 Stockton Drive Associates, L.P. (the “Landlord”) and the Hankin Group for the property located at 730 Stockton Drive in Exton, Pennsylvania (the “Lease”), to expand the Company’s corporate headquarters to approximately 149,264 square feet of office and related space. Under the Lease, the Company will continue to lease the 78,264 square feet of office and related space that currently serves as the Company’s corporate headquarters (the “Existing Building”) and will also lease approximately 71,000 additional square feet of office and related space to expand the corporate headquarters to a building (the “New Building”) to be constructed by the Landlord. The exact square footage of the New Building will be determined upon completion of the New Building.

The Lease expires fifteen years from the “commencement date”, which will occur when the Landlord has substantially completed the New Building, including any tenant improvements. The Company currently expects the commencement date to occur, and occupation of the New Building to begin, during the third quarter of 2013. The Company will pay monthly lease payments for the Existing Building of $109,243.50 through October 31, 2012 and $112,830.60 from November 1, 2012 until the commencement date. Upon the commencement date, the Company will pay monthly lease payments for the Existing Building and the New Building of approximately $173,519.40 for the first year following the commencement date and escalating amounts (with yearly percentage increases based on a consumer price index) during the remainder of the lease term. The exact amount of the monthly lease payments will be determined once the exact square footage of the New Building is set.

In addition to the monthly lease payment, the Company will pay monthly payments of $38,479.80 to the Landlord for estimated operating expenses and real estate taxes. Upon the commencement date, the monthly payment for estimated operating expenses and real estate taxes will increase to $73,388.13. The monthly payments for estimated operating expenses and real estate taxes are subject to change based on the Landlord’s good faith estimate, pursuant to the terms of the Lease. At the end of each calendar year, the Landlord will reconcile the actual operating costs and real estate taxes with the amounts paid by the Company and the Company shall, in the event of an underpayment, pay the Landlord the difference or, in the event of an overpayment, receive a credit from the Landlord.

The Company has the option to renew the lease for two consecutive terms for up to a total of ten years at fair market value, subject to a minimum price per square foot. The first renewal term may be for between three and seven years, at the Company’s option, and the second renewal term may be for ten years less the length of the first renewal term. In addition, the Landlord has agreed to provide the Company with a right of first offer to lease or purchase additional space if the Landlord desires to lease or sell all or a portion of certain adjacent buildings.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement. The Company intends to file a copy of the lease as an exhibit to the Company’s quarterly report on Form 10-Q for the third quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: August 31, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary